Exhibit 99.1

GrowGeneration and New Frontier Data Join Forces to Analyze Marijuana's Ancillary Markets

DENVER, CO--(January 17, 2017) - GrowGeneration Corp. (“GrowGen” or the “Company”) (OTCQB:GRWG) one of the largest specialty retail hydroponic and organic gardening store chains and New Frontier Data, the authority in real time business intelligence for the cannabis industry, has partnered to provide cultivators in the sector with the necessary data to help them better understand where their time, resources, and money should be spent to best align with product demand and maximize profitability at a critical time in this growing sector.

“Everyone in this industry is looking for that extra edge to take their business to the next level. As the state markets mature and the industry is becoming more competitive, especially for growers. Cultivators who do not properly understand their business, operating environment, and customers’ wants will find it increasingly difficult to remain competitive, let alone profitable. GrowGen’s vast data processed through our big data engine and made actionable by our analytics will help GrowGen to provide cultivators with the competitive edge they need to succeed in the changing cannabis space,” said New Frontier CEO and Founder, Giadha Aguirre De Carcer.

“We are greatly looking forward to collaborating with New Frontier to develop market-leading data and analytics. Every grower seeks to accurately anticipate what products the market will demand and be ahead of the trends. By delivering this information along with their grow supplies, GrowGen is creating a model within our industry that just doesn’t exist today and gives growers the tools to manage their business in real time and in the most efficient manner,” said Darren Lampert, Co-Founder and CEO of GrowGen.

GrowGen will provide historical and real time sales data to New Frontier to create a "State of the Ancillary Market" report to be released for sale in the first half of 2017.This report, which will include additional industry data collected by New Frontier, will be the first comprehensive report to use ancillary market point of sale data to analyze trends and develop insights into the cultivation market. It will enable growers to understand product trends and identify opportunities to improve performance by benchmarking their cultivation inputs.

About GrowGeneration Corp.:

GrowGeneration Corp. (“GrowGen”) owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 11 locations, which includes nine locations in Colorado, one location in California and one location in Nevada. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers. Our mission is to own and operate GrowGeneration branded stores in all the major legalized cannabis states. Management estimates that roughly 1000 hydroponic stores are in operation in the U.S. According to New Frontier Data, the U.S. cannabis market was $6.1 billion in 2015 and is expected to reach $7.9 billion at the end of 2016. By 2020, the market is estimated to reach over $21 billion with a compound annual growth rate of 30%.

About New Frontier Data:
New Frontier Data provides objective, rigorous and comprehensive analysis and reporting for the nascent and underserved cannabis industry. New Frontier’s data and reports have been cited in over 45 countries around the world to inform industry leaders. New Frontier, the premiere Big Data shop in the sector looks beyond the plant cultivation and distribution, to raise the industry bar and improve visibility into what will inevitably soon be a mature and more complex industry. Founded in 2014, New Frontier is headquartered in Washington, D.C. and additional offices in Denver. For more information or media inquiries, please visit www.frontierfinancials.com or contact Gretchen Gailey at 202-489-3821 or ggailey@newfrontierdata.com.

Forward Looking Statements:
This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as "look forward," "believe," "continue," "building," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Connect:

Website: www.GrowGeneration.com

Facebook:GrowGenerationCorp

Twitter: @GrowGenOK

Instagram: Growgeneration_corp

Company Inquiries:

GrowGeneration Corp.
610-216-0057
michael@growgeneration.com

SOURCE: GrowGeneration Corp.